Exhibit 99.5

2005 Investor Conference May 26, 2005

New Business Development Specialty Retail

Confidential© 2005 Catalina Marketing Corporation. Reproduce by permission only.

Catalina’s Specialty Retail Opportunity

Concept

Catalina Marketing’s strategic skills and market position in Behavior-Based Marketing can serve an unmet need in the broader retail market

Validation

Interviewed 21 retailers across 11 industries

Evaluated multiple business models

Prioritized opportunities against payoffs

Conclusion

Catalina Marketing is uniquely positioned and valuable to the broader retail market.

The timing is right to pursue

Confidential© 2005 Catalina Marketing Corporation. Reproduce by permission only.

Retail-centric Solutions: Customer Focused, Scalable

Fast Food Toys Home Goods

Delivery Mechanism

Apparel, Sporting Goods

Office Supplies

Healthcare

Supermarkets

Music/ Video, Books

Home Improvement

Consumer Electronics

Product & Service Offering

Product Rec

Upsell

Product Rec

Incentives

Inform

Complimentary Offers

Promotions

CMC Data Capability

Confidential© 2005 Catalina Marketing Corporation. Reproduce by permission only.

Clearly Prioritized Opportunities

Specialty Retail Roadmap

-

Catalina’s Cost

+

-

Catalina’s Revenue Opportunity

+

Consumer Electronics

Home Improvement

Office Supplies

Books

Home Goods

Sporting Goods

Music/Video

Restaurants

Apparel

Toys

Confidential© 2005 Catalina Marketing Corporation. Reproduce by permission only.

Aggressively Pursuing Targeted Opportunities

FY06 Goal

Pilot agreements with two leading specialty retailers

Current Status

Planning Team Mobilized

Priority Retailers Identified

Contact Initiated with Three Retailers

Concept Discussions Started with Two Retailers

Confidential© 2005 Catalina Marketing Corporation. Reproduce by permission only.

Catalina’s Specialty Retail Value Proposition Strong

Catalina Provides Specialty Retailers A Sustainable Competitive Advantage

Comprehensive Solutions

Unparalleled Expertise

Proven, Scalable Technology

Proprietary Solutions

Strong Intellectual Property

Confidential© 2005 Catalina Marketing Corporation. Reproduce by permission only.

Opportunities Significant

Challenges to Address

Awareness

New Industry Learning Curve

Prior Retailer Investment in CRM

Opportunities to Explore

Channel Blurring Solutions

Cross-Industry Expertise

Infrastructure Utility

Category Syndication

Confidential© 2005 Catalina Marketing Corporation. Reproduce by permission only.

Future Outlook for Catalina Specialty Retail

Financially Attractive

Significant Long-Term Growth Potential

Further Leverages Existing Infrastructure

Retail-Centric Approach Scalable

Strategically Important

Broadens Catalina’s Relevant Market

Improves Existing Market Service Offerings

Extends Proprietary Solution Reach

Confidential© 2005 Catalina Marketing Corporation. Reproduce by permission only.